Exhibit 99.1

July 24, 2006

Hyperspace Communications, Inc.

116 Iverness Drive East

Englewood, Colorado 80111

Attention: Brian Hansen, Esq.

Re: Amendment to 10% Convertible Debenture Due July 24, 2006

Dear Brian:

This will serve to amend those certain 10% Convertible Debentures due July 24, 2006, held by Crestview Capital Master, LLC (“CCM”) and Toibb Investment, LLC, as Holders and HyperSpace Communications, Inc. (“HSC”) as Maker (the “Notes”) as follows. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Notes.

1.            The second preamble paragraph of the Note shall amended to define “Maturity Date” as “August 24, 2006, or such other date as this Debenture is required or permitted to be repaid as required hereunder”

2. During the period of July 24, 2006, through August 24, 2006, interest shall accrue on the Notes at a rate of 12 percent per annum, payable in cash.

3. In all other respects the Notes shall remain in full force and effect.

Agreed and Accepted	Agreed and Accepted
CRESTVIEW CAPITAL MASTER, LLC	HYPERSPACE
By: Crestview Capital Partners LLC	COMMUNICATIONS, INC
“its sole manager”

By: /s/ Daniel Warsh	By: /s/ Brian T. Hansen

Agreed and Accepted
TOIBB INVESTMENT, INC

By:: /s/ Harris Toibb